EXHIBIT A

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of ThermoView Industries, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 13, 2002

                              GE CAPITAL EQUITY INVESTMENTS, INC.

                              By: /s/ Peter J. Muniz
                                  -------------------------------------------
                                  Name: Peter J. Muniz
                                  Title: Senior Vice President and
                                         Associate General Counsel



                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By: /s/ Peter J. Muniz
                                  -------------------------------------------
                                  Name: Peter J. Muniz
                                  Title: Department Operations Management



                              GENERAL ELECTRIC CAPITAL SERVICES, INC.

                              By: /s/ Barbara Gould                          *
                                  -------------------------------------------
                                  Name: Barbara Gould
                                  Title: Attorney-in-fact



                              GENERAL ELECTRIC COMPANY

                              By: /s/ Barbara Gould                          **
                                  -------------------------------------------
                                  Name: Barbara Gould
                                  Title: Attorney-in-fact



* Powers of Attorney, each dated as of February 22, 2000, by General Electric Capital Services, Inc. and General Electric Company, respectively, are hereby incorporated by reference to Schedule 13G for Quokka Sports, Inc., filed September 22, 2000 by GE Capital Equity Investments, Inc.



                              Page 13 of 14 Pages

** Powers of Attorney, each dated as of February 22, 2000, by General Electric Capital Services, Inc. and General Electric Company, respectively, are hereby incorporated by reference to Schedule 13G for Quokka Sports, Inc., filed September 22, 2000 by GE Capital Equity Investments, Inc.

















                              Page 14 of 14 Pages